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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 17, 2001


                      SALOMON SMITH BARNEY INC.

                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:   Howard M. Darmstadter
                         Title:  Assistant Secretary


                      SALOMON BROTHERS HOLDING COMPANY INC

                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:  Howard M. Darmstadter
                         Title:  Assistant Secretary


                      SSB CITI FUND MANAGEMENT LLC

                      By: /s/ Christina T. Sydor
                         --------------------------------------------
                         Name: Christina T. Sydor
                         Title: Secretary


                      SALOMON SMITH BARNEY HOLDINGS INC.

                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:  Howard M. Darmstadter
                         Title:  Assistant Secretary


                      CITIGROUP INC.

                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:   Joseph B. Wollard
                         Title:  Assistant Secretary